EXHIBIT 10.1

March 21, 2012

John P. Barton, Chairman
Rockdale Resources, Inc.
11044 Research Blvd.
Suite A-200
Austin, Texas 78759

RE:           Letter of Agreement for Farmout of Milam County “Airport Lease”

Dear John,

As we have discussed, this letter outlines the agreement between Rockdale Resources, Inc., (“Rockdale”) and Kingman Operating Company, Inc., (“Kingman”) whereby (a) Kingman will farmout its leasehold rights in 200 acres under that certain Paid Up Oil and Gas Lease described below, (b) Rockdale will have an exclusive option to farmout an additional 300 acres of Kingman’s leasehold rights under that Paid Up Oil and Gas Lease, (c) Kingman will serve as the operator for the wells drilled on the aforementioned 200-acres and 300-acres and will drill all such wells on a turn-key basis, (d) Rockdale will assign to Kingman a 10% working interest in each such well after “Payout” (defined herein), (e) Rockdale will convey to Kingman 1.6 million shares of Rockdale’s capital stock, (f) Rockdale will pay the expense of office space for Kingman in Austin, Texas for a period of time, and (g) Rockdale and Michael Smith will enter into an employment agreement whereby Mr. Smith will serve as CEO of Rockdale.

The Lease

Kingman has acquired the rights in that certain paid up oil and gas lease dated June 20, 2011 by and between Noack Farms, LLC, as lessor, and Ardent 1, LLC, as lessee, covering 623.29 acres, more or less, out of the James Reese League, A-303, in Milam County, Texas (the “Lands”), which is recorded at Volume 1150, Page 01, of the Deed Records of Milam County, Texas, by virtue of an assignment from Ardent 1, LLC, to Kingman dated January 11, 2012 which is recorded at Volume 1165, Page 688, of the Deed Records of Milam County, Texas (the “Lease”).  A copy of the Lease is attached to this letter agreement as Exhibit A.

Farmout of 200-acre Tract

Upon execution of this letter agreement, Rockdale will pay Kingman the sum of US$475,000.00; thereupon Kingman will execute and file the Assignment of Paid Up Oil and Gas Lease attached hereto as Exhibit B-1 thereby assigning to Rockdale all of Kingman’s rights under the Lease to the 200-acre tract of the Lands described in Exhibit B-1, subject to an overriding royalty reserved by Ardent 1, LLC (on its own behalf and on behalf of other overriding royalty interest holders including the landowners) equal to 25% of 8/8 of the oil, gas and all other hydrocarbons in, under and that may be produced, saved and marketed from said 200-acre tract.  Simultaneously, and as a condition of Kingman’s executing and filing Exhibit B-1, Rockdale will execute the single owner turnkey drilling and operating agreement attached hereto as Exhibit C whereby Kingman shall serve as operator for such 200-acre tract (the parties agreeing that Kingman shall have the exclusive right to serve as operator of any wells drilled on such 200-acre tract).  Kingman will drill any and all wells on the 200-acre tract on a turnkey basis at $275,000.00 per well and will operate such wells at a monthly management fee of $1,000.00 per well per month.

John P. Barton
Rockdale Resources, Inc.
March 21, 2012

Option to Farmout 300-acret Tract

If no later than November 1, 2012, Rockdale pays Kingman the sum of US$1,275,000.00, Kingman will execute and file the Assignment of Paid Up Oil and Gas Lease attached hereto as Exhibit B-2 thereby assigning to Rockdale all of Kingman’s rights under the Lease to the 300-acre tract of the Lands described in Exhibit B-2, subject to an overriding royalty reserved by Ardent 1, LLC (on its own behalf and on behalf of other overriding royalty interest holders including the landowners) equal to 25% of 8/8 of the oil, gas and all other hydrocarbons in, under and that may be produced, saved and marketed from said 300-acre tract. As a condition of Kingman’s executing and filing Exhibit B-2, Kingman shall serve as operator for such 300-acre tract pursuant to the single owner turnkey drilling and operating agreement attached hereto as Exhibit C (the parties agreeing that Kingman shall have the exclusive right to serve as operator of any wells drilled on such 300-acre tract).  Kingman will drill any and all wells on the 300-acre tract on a turnkey basis at $275,000.00 per well and will operate such wells at a monthly management fee of $1,000.00 per well per month.

Kingman’s 10% Working Interest

It is further agreed, that when “Payout” occurs on the 200-acre and 300-acre tracts, respectively, Rockdale shall reassign to Kingman an undivided 10% working interest therein. “Payout” means that point in time when Rockdale has recovered from the net proceeds of the production attributed to the respective leasehold estate a sum equal to the cost attributed thereto for the drilling, testing, completing and equipping of a test well and a like proportionate interest in the cost of operating said test well during the payout period (it being the parties’ intent to comply with the restrictive definition of “complete payout” under Revenue Ruling, 1971-1 C.B. 160, Rev. Rul. 71-207 (1971)).

Conveyance of Rockdale Capital Stock

Within five (5) days of the effective date of this letter agreement, Rockdale and Kingman will execute the Subscription Agreement attached hereto as Exhibit D whereby Rockdale conveys to Kingman _____% of the Capital Stock (defined below) of Rockdale Resources, Inc., currently authorized to be issued, which amount equates to 1,600,000 shares as of the effective date of this letter agreement.  “Capital Stock” means any preferred stock, common stock or other stock or similar securities or any security convertible or exchangeable into or for preferred stock, common stock or other stock or similar securities issued by Rockdale Resources, Inc.

John P. Barton
Rockdale Resources, Inc.
March 21, 2012

Austin Office Space

Upon execution of this letter agreement, Rockdale will secure and maintain (or already will have secured and maintained), at Rockdale’s cost and expense, for a period of three (3) (subject to extension by the parties’ written agreement), mutually agreeable office space for Kingman’s use in Austin, Texas, consisting of at least six (6) executive offices, a reception area, and a kitchenette.

Michael Smith Executive Agreement

No later than March 31, 2012, Rockdale and Michael Smith will enter into the executive employment and compensation agreement attached hereto as Exhibit E, whereby Mr. Smith will serve as President and Chief Executive Officer of Rockdale commencing April 1, 2012. Rockdale will pay Mr. Smith the sum of US$10,000.00 per month and reimburse him for expenses (including attorneys’ fees) incurred by him in such role, and Mr. Smith will devote such of his time to this position as is necessary and in the best interests of Rockdale but in no event less than 70% of normal business hours.  Rockdale understands that Mr. Smith will continue to serve as President of Kingman during this time, therefore Rockdale will make such disclosures of this dual executive role and interest (including any appearance of or potential for a conflict of interest) as reasonably prudent or required by law and indemnify Mr. Smith and reimburse him for any damages and costs he suffers from any failure by Rockdale to make those disclosures.

Miscellaneous

To the extent additional instruments or documents are needed to effect the parties’ agreement herein, each party agrees to work in good faith with the other and execute such other instruments or documents needed to effect their agreement herein.

Except as provided in, and then only for the purposes of, the operating agreement attached as Exhibit C, the parties do not intend that this letter agreement create a partnership or joint venture between then; rather, for the purposes of this letter agreement, the parties remain independent contractors.

The parties agree that this letter agreement shall be governed by and construed under the laws of the State of Texas, without regard to its conflict of laws principles, and that the courts located in Travis County, Texas shall preside over any dispute under this letter agreement.

No provision of this letter agreement may be assigned by a party without the other party’s prior written consent (and any attempt to do so shall be void as against the non-consenting party).

John P. Barton
Rockdale Resources, Inc.
March 21, 2012

This letter agreement may be executed in multiple counterparts (including facsimile copies) and any copy bearing the signatures of both parties shall be deemed an original as long as it bears the original signature of at least one of the parties.

This letter agreement contains the parties’ sole and exclusive agreement concerning its subject matter, with each Exhibit hereto containing the parties’ sole and exclusive agreement concerning the subject matter stated therein.

If this letter agreement accurately sets forth the terms of our agreement, please sign below and return a fully-signed copy to me; this offer will expire and be void if not signed by 5:00 p.m., CDT, on March 31, 2012.  Upon your signature below, the effective date of this letter agreement will be March 21, 2012.

Yours truly,                                                                                                                              AGREED:

Kingman Operating Company, Inc.                                                                                      Rockdale Resources, Inc.

By: /s/ Michael D. Smith                                                                                                        By: /s/ John P. Barton
[authorized signature]                                                                                                        [authorized signature]

Name:                 Michael D. Smith                                                                                         Name:                    John P. Barton
[printed name]                                                                                                                        [printed name]

Its:                        President                                                                                                     Its:                    Chairman of the Board of Directors
                                 [title]                                                                                                                                                      [title]

Art/Rockdale Kingman-Rockdale Letter Agree Final 4-12-12

EXHIBIT A

THE LEASE

EXHIBIT B-1

ASSIGNMENT OF 200-ACRE TRACT

EXHIBIT B-2

ASSIGNMENT OF 300-ACRE TRACT

EXHIBIT C

SINGLE OWNER TURNKEY DRILLING & OPERATING AGREEMENT